UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023

EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive
Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)

(614) 474-4001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	EXPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2023, Express, Inc. (the “Company”) received notice that Jason Judd, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, is resigning, effective November 17, 2023, to pursue another opportunity. Mr. Judd’s resignation was not due to any disagreements with the Company relating to the Company’s operations, policies or practices.

Effective upon Mr. Judd’s resignation, Mark Still will serve as the Company’s Interim Chief Financial Officer and Treasurer, in addition to his current role as Senior Vice President, Brand Finance and Planning & Allocation, reporting to Stewart Glendinning, the Company’s Chief Executive Officer. Mr. Still will receive additional annual base compensation of $135,000 while he serves in this interim role. Mr. Still, age 46, has served as the Company’s Senior Vice President, Brand Finance and Planning & Allocation, since January 2023, and prior to that, had served in various finance roles at the Company with increasing levels of responsibility for more than 18 years. Mr. Still has a Master of Business Administration from the University of Michigan and a Bachelor of Business Administration from the University of Texas at Austin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.

Date: November 13, 2023	/s/ Laurel Krueger
Laurel Krueger
Chief Legal Officer and Corporate Secretary